SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 9, 2004

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 10, 2004, Merix Corporation (“Merix”) filed a Current Report on Form 8-K (the “Original 8-K”) to report its completion of the purchase of the outstanding capital stock of Data Circuit Holdings, Inc. (“Holdings”). The Original 8-K is incorporated herein by this reference. This amendment is being filed to include the financial statements and pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The consolidated financial statements of Data Circuit Holdings, Inc. and the report of PricewaterhouseCoopers LLP, independent auditors, relating to such consolidated financial statements, are included below.

(b)	Pro Forma Financial Information

The unaudited pro forma combined financial statements of the Registrant are included below.

(c)	Exhibits

10.1	Stock Purchase Agreement dated December 9, 2004, incorporated by reference to Merix’ Quarterly Report on Form 10-Q for the period ended November 27, 2004.

99.1	Merix Corporation Press Release dated December 9, 2004, incorporated by reference to Merix’ Current Report on Form 8-K filed December 10, 2004.

99.2	Consent of Independent Accountants

MERIX CORPORATION

FORM 8-K/A

Report of Independent Auditors

To the Board of Directors and Stockholders

of Data Circuit Holdings, Inc. and Subsidiary

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of redeemable preferred stock and stockholders’ deficit and of cash flows present fairly, in all material respects, the financial position of Data Circuit Holdings, Inc. and Subsidiary at September 30, 2004 and 2003 and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2004 in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

San Francisco, California

November 8, 2004, except for Note 15 as to

    which the date is December 9, 2004

DATA CIRCUIT HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2004 AND 2003

(In thousands, except number of shares and per share amounts)

	2004	2003
Assets
Current assets
Cash and cash equivalents	$442	$786
Accounts receivable, net	3,063	2,474
Inventories	828	729
Prepaid expenses and other current assets	231	191
Taxes receivable	—	333
Deferred tax assets	218	136

Total current assets	4,782	4,649
Property and equipment, net	3,720	3,899
Deferred tax assets	479	409
Goodwill	6,751	6,751

Total assets	$15,732	$15,708

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities
Line of credit	$1,297	$2,080
Accounts payable	680	1,051
Accrued liabilities	1,436	1,045
Taxes payable	185	—
Notes payable	1,400	1,150
Current portion of notes payable to stockholder	420	—
Current portion of capital lease obligations	266	373

Total current liabilities	5,684	5,699
Notes payable, net of current portion	7,378	8,971
Notes payable to stockholder, net of current portion	—	420
Capital lease obligations, net of current portion	44	329

Total liabilities	13,106	15,419

Commitments and contingencies	—	—

Series A redeemable preferred stock, $.001 par value; 40,000 shares authorized, issued and outstanding (liquidation preference: $5,559 in 2004 and $5,147 in 2003)	5,559	5,147

Stockholders’ deficit
Class A non voting convertible common stock, $.001 par value; 4,000,000 shares authorized, 2,450,000 shares issued and outstanding	2	2
Class B voting common stock, $.001 par value; 4,000,000 shares authorized, 950,000 shares issued and outstanding	1	1
Additional paid-in capital	279	691
Notes receivable from stockholders	(443)	(438)
Accumulated deficit	(2,772)	(5,114)

Total stockholders’ deficit	(2,933)	(4,858)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$15,732	$15,708

See the accompanying Notes to the Consolidated Financial Statements

DATA CIRCUIT HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED SEPTEMBER 30, 2004, 2003 AND 2002

(In thousands)

	2004	2003	2002
Net sales	$27,671	$19,902	$17,834
Cost of sales	15,595	12,761	12,161

Gross profit	12,076	7,141	5,673

Selling, general and administrative	7,321	5,989	5,347
Amortization	—	—	1,093
Provision for impairment of goodwill	—	—	2,000

Total operating expenses	7,321	5,989	8,440

Income (loss) from operations	4,755	1,152	(2,767)

Interest expense	(1,239)	(1,285)	(1,350)
Interest and other income, net	73	61	68

Income (loss) before income taxes	3,589	(72)	(4,049)
Income tax benefit (provision)	(1,247)	35	890

Net income (loss)	$2,342	$(37)	$(3,159)

See the accompanying Notes to the Consolidated Financial Statements

DATA CIRCUIT HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

YEARS ENDED SEPTEMBER 30, 2004, 2003 AND 2002

(In thousands, except number of shares and per share amounts)

	Redeemable Preferred Stock		Common Stock		Additional Paid-In Capital	Receivable from Stockholders	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at September 30, 2001	40,000	$4,413	2,400,000	$2	$871	$(435)	$(1,918)	$(1,480)

Fair value of warrants					55			55
Net interest received from stockholders notes						(8)		(8)
Accretion of dividend on preferred stock		353			(353)			(353)
Net loss							(3,159)	(3,159)

Balance as of September 30, 2002	40,000	4,766	2,400,000	2	573	(443)	(5,077)	(4,945)

Issuance of Class A common stock shares at $.050 per share			1,000,000	1	499			500
Net interest received from stockholders notes						5		5
Accretion of dividend on preferred stock		381			(381)			(381)
Net loss							(37)	(37)

Balance as of September 30, 2003	40,000	5,147	3,400,000	3	691	(438)	(5,114)	(4,858)

Interest accrued on stockholders notes						(5)		(5)
Accretion of dividend on preferred stock		412			(412)			(412)
Net income							2,342	2,342

Balance as of September 30, 2004	40,000	$5,559	3,400,000	$3	$279	$(443)	$(2,772)	$(2,933)

See the accompanying Notes to the Consolidated Financial Statements

DATA CIRCUIT HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED SEPTEMBER 30, 2004, 2003 AND 2002

(In thousands)

	2004	2003	2002
Cash flows from operating activities
Net income (loss)	$2,342	$(37)	$(3,159)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	965	1,739	959
Amortization of non compete agreement	—	—	1,093
Amortization of note payable discount	8	8	8
Provision for impairment of goodwill	—	—	2,000
Deferred income taxes	(152)	(202)	(434)
Interest received (accrued) from stockholders	(5)	5	—
Changes in operating assets and liabilities
Accounts receivable	(589)	(313)	411
Inventories	(99)	39	(219)
Prepaid expenses and other current assets	(40)	(25)	(37)
Taxes receivable	333	110	163
Accounts payable	(371)	(866)	(170)
Accrued liabilities	391	407	(39)
Taxes payable	185	—	—

Net cash provided by operating activities	2,968	865	576

Cash flows from investing activities
Purchase of property and equipment	(786)	(383)	(210)
Proceeds from disposal of equipment	—	—	487

Net cash provided by (used in) investing activities	(786)	(383)	277

Cash flows from financing activities
Proceeds from issuance of common stock	—	500	—
Proceeds from revolving line of credit, net of payments	—	—	300
Repayment of notes payable, bank	(2,134)	(600)	(750)
Repayment of borrowings under capital lease agreements	(392)	(100)	(152)
Book overdraft	—	—	(26)

Net cash used in financing activities	(2,526)	(200)	(628)

Net increase (decrease) in cash and cash equivalents	(344)	282	225

Cash and cash equivalents at beginning of the period	786	504	279

Cash and cash equivalents at end of the period	$442	$786	$504

Supplemental disclosures of cash flow information

Cash paid for interest	$1,239	$1,189	$1,203
Cash paid for taxes	$1,214	—	—
Purchase of equipment under capital lease	—	—	$940

See the accompanying Notes to the Consolidated Financial Statements

DATA CIRCUIT HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2004, 2003 AND 2002

(In thousands, except number of shares and per share amounts)

1.	Business

Data Circuit Holdings, Inc. and Subsidiary (the “Company”) was incorporated in Delaware by Saugatuck Capital Company IV, on June 24, 2000. Located in California, the Company is a quick-turn manufacturer of complex, multilayer printed circuit boards.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Data Circuit Holdings, Inc. and its wholly owned subsidiary, Data Circuit Systems, Inc. All material intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue upon the shipment of its products to the customer provided that the title has transferred, collection of the resulting receivable is reasonably assured, product returns are reasonably estimable, and there are no remaining significant obligations.

Shipping and handling fees are included in net sales. The related freight costs and supplies associated with shipping products to customers are included as a component of cost of goods sold.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less from dates of acquisition to be cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company’s accounts receivable are derived from revenue earned from customers primarily located in the United States.

The Company sells printed circuit boards to high technology companies and grants credit based on an evaluation of the customer’s financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of accounts receivable.

Fair Value of Financial Instruments

The amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to their short maturities.

The carrying value of the capital leases approximate fair value because the implicit rates for these leases approximate prevailing market rates. Based on borrowings rates available to the Company for loans with similar terms, the carrying values of the line of credit and notes payable approximate fair values.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the average cost method for finished goods and work in progress, and the first-in, first-out method for raw materials.

Property and Equipment

Property and equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets as follows: 5 to 7 years for fixtures and equipment and 3 years for computer equipment.

Equipment acquired under capital leases with bargain purchase options is amortized on a straight-line basis over the term of the estimated useful lives. Leasehold improvements are amortized over the shorter of the term of the lease or the life of the asset. Maintenance and repairs are charged to expense as incurred.

Goodwill

In 2001, the Company adopted Statement of Financial Accounting Standards (“SFAS”) 142, Goodwill and Other Intangible Assets, which requires that goodwill and certain intangible assets having indefinite lives no longer be amortized to earnings but instead be subject to periodic testing for impairment.

For the year ended September 30, 2002, the Company completed the transitional goodwill impairment test as required upon the adoption of SFAS No. 142 and determined that an impairment existed.

In September 2002, a goodwill impairment loss of $2,000 was recognized. Due to economic difficulties and competition, operating profits were lower than expected and forecasted earnings were revised accordingly. The fair value of the Company was estimated using the expected present value of future cash flows.

Goodwill
Balance at September 30, 2001	$8,903
Provision for impairment	(2,000)
Deferred tax	(152)

Balance at September 30, 2002	$6,751

The Company evaluates goodwill at least on an annual basis and whenever events and changes in circumstances suggest that the carrying amount may not be recoverable from its estimated future cash flows. The Company recognizes impairment when the carrying value of the asset exceeds its estimated fair value. No impairments have been recorded for the years ended September 30, 2004 and 2003. However, no assurances can be given that future evaluations of goodwill will not result in future impairment losses.

Long-Lived Assets

The Company reviews the carrying value of its long lived assets for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, when events and circumstances indicate that the carrying amount of the asset may not be recoverable. No impairments have been recorded for the years ended September 30, 2004 and 2003.

Comprehensive Income (Loss)

The Company has not had any transactions that affect comprehensive income (loss) for periods presented, except for net income (loss).

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. This statement prescribes the use of the liability method whereby deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and measured at tax rates that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets where it is more likely than not the deferred tax assets will not be realized.

Segment Reporting

The Company operates within one business segment as defined in SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” The Company uses a single stand-alone production facility to produce similar, customized products for its customers. The production facility, sales representatives, and chief decision-makers for all processes are managed by the same executive team. The Company does not manage, under separate profit and loss analysis, individual processes or components of its business, nor does it have multiple plants that produce different products. Additionally, the Company has no long-lived assets outside the United States, nor any significant customers domiciled outside the United States.

Reclassifications

Certain prior year amounts have been reclassified to conform with current year presentation.

Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation Number (“FIN”) 46, Consolidation of Variable Interest Entities (“FIN 46”), which was subsequently revised in December 2003 (“FIN 46R”). FIN 46R requires a variable-interest entity to be consolidated by a company if that company is the primary beneficiary of the entity. A company is a primary beneficiary if it is subject to a majority of the risk of loss from the variable-interest entity’s activities, entitled to receive a majority of the entity’s residual returns or both. FIN 46R also requires disclosures about variable-interest entities that a company is not required to consolidate but in which it has a significant variable interest. FIN 46R was applicable immediately to variable-interest entities created after January 31, 2003, and will be effective for all other existing entities in financial statements for periods ending after December 15, 2004. The Company has no material interest in any variable-interest entity, and does not expect the full adoption of FIN 46R to have a material impact on the Company’s consolidated financial condition or operating results.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS 150”), which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. Financial instruments that are within the scope of the statement, which instruments previously were often classified as equity, must now be classified as liabilities. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003 except for mandatorily redeemable financial instruments of a nonpublic entity. For mandatorily redeemable financial instruments of a nonpublic entity, SFAS 150 is effective for existing or new contracts for fiscal periods beginning after December 15, 2003. Management is currently assessing the impact of SFAS 150 on consolidated financial condition or operating results.

In December 2003, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition (“SAB 104”), which supersedes SAB No. 101, Revenue Recognition in Financial Statements (“SAB 101”). The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple-element revenue arrangements, superseded as a result of Emerging Issues Task Force (“EITF”) Issue No. 00–21, Revenue Arrangements with Multiple Deliverables. Additionally, SAB 104 rescinds the SEC’s “Revenue Recognition in Financial Statements Frequently Asked Questions and Answers” (the “FAQ”) issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. The adoption of SAB 104 did not have an impact on the Company’s consolidated balance sheets or consolidated statements of operations.

In November 2002, EITF reached a consensus on Issue No. 00-21. EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF Issue No. 00-21 did not have a material impact on the Company’s consolidated balance sheets or consolidated statements of operations.

3.	Balance Sheet Components

	2004	2003
Accounts receivable, net
Accounts receivable	$3,183	$2,594
Less: allowance for doubtful accounts	(120)	(120)

	$3,063	$2,474

Inventories
Finished goods	$143	$195
Work-in-progress	355	284
Raw materials	330	250

	$828	$729

Property and equipment, net
Fixtures and equipment	$6,815	$6,301
Leasehold improvements	1,184	1,168
Computer equipment	473	452

	8,472	7,921

Less: Accumulated depreciation and amortization	(5,000)	(4,073)

	3,472	3,848

Construction in progress	248	51

	$3,720	$3,899

Property and equipment includes $1,373 of assets held under capital leases at September 30, 2004 and 2003 (see Note 13). Accumulated amortization of assets under capital leases at September 30, 2004 and 2003 amounted to $653 and $394, respectively.

	2004	2003
Accrued liabilities
Accrued employee compensation and related expenses	$481	$368
Accrued bonus	430	250
Other	525	427

	$1,436	$1,045

4.	Line of Credit

In December 2003, the Company entered into a revolving line of credit agreement with a bank for borrowings up to $3,000 with interest at the LIBOR rate plus 325 basis points (4.92% at September 30, 2004 and 4.5% at September 30, 2003). The agreement expires in June 2007. The line of credit is secured by substantially all of the Company’s assets, contract rights, other agreements, and a pledge of the Company’s stock. The borrowing base is calculated as 80% of eligible receivables and 50% of eligible inventory. The unused availability under the line of credit at September 30, 2004 and 2003 amounted to $1,663 and $256, respectively. Interest is due and payable monthly.

The weighted average interest rate on borrowings outstanding was 4.46% and 4.60% as of September 30, 2004 and 2003, respectively.

5.	Notes Payable

Notes payable consist of amounts payable to a bank under a credit agreement as follows:

	2004	2003
Tranche A Loan
Principal payable quarterly: commencing October 2, 2000 Interest payable monthly at 9.96% at September 30, 2004 and 2003	$5,800	$7,150
Tranche B Loan
Principal payable quarterly: commencing October 2, 2006 Interest payable monthly at 11% at September 30, 2004 and 2003; net of unamortized discount of $22 and $29 at September 30, 2004 and 2003, respectively.	2,978	2,971
Less: current portion	(1,400)	(1,150)

Notes Payable - Long term	$7,378	$8,971

Under the term of a credit agreement, dated June 23, 2000, Data Circuit Holdings, Inc. and Subsidiary entered into a credit agreement with a financial institution for a $9,000 Tranche A loan and a $3,000 Tranche B loan. The Tranche A principal amount is payable in 24 unequal quarterly installments commencing on October 2, 2000 and thereafter on each calendar year with the final installment being due on July 2, 2006. The Tranche B principal amount is payable in 4 equal quarterly installments of $750 commencing on October 2, 2006 with the final installment due on June 26, 2007. Mandatory Incremental Prepayments equal to 75% of the Excess Cash Flow, as defined in the agreement, for each fiscal year become due and payable on the 95th day following the last day of each Fiscal Year.

Under the terms of the credit agreement the Company is required to maintain certain financial covenants regarding its minimum net worth, current ratio, and debt to tangible net worth ratios, among others. In 2003, the Company was not in compliance with covenants relating to the minimum EBITDA, as defined in the loan agreement. On May 4, 2004, the Company received a waiver for the noncompliance. The Company was in compliance with applicable debt covenants for the year ended September 30, 2004.

In connection with Tranche B loan, the Company granted the bank a put warrant to purchase 113,089 shares of Class A common stock as described in Note 11. Of the $3,000 gross proceeds, $55 was allocated to the fair value of the warrants and recorded as a discount on the long term liability. The discount on Tranche B loan is being amortized to interest expense, over the life of the loan.

Future principal payments for these notes are as follows:

Years Ending September 30,
2005	$1,400
2006	2,250
2007	5,128

$8,778

Notes Payable to Stockholder

On June 23, 2000, the Company borrowed $420 from Saugatuck Capital Company under a promissory note due on June 23, 2005. Interest is due on the outstanding principal balance at a rate of 6.62% per annum. Interest accrued and unpaid at September 30, 2004 and 2003 totaled $8.

6.	Redeemable Preferred Stock

The Company’s Certificate of Incorporation, as amended, authorizes the Company to issue 96,500 shares of Preferred Stock; 40,000 shares are designated as Series A redeemable preferred stock, 46,500 shares are designated as Series B redeemable preference stock and 10,000 shares are undesignated, as described in Note 7.

The following table summarizes the Company’s redeemable preferred stock at September 30, 2004:

	Shares		Proceeds Net of Issuance Costs	Dividend Accretion	Total Carrying Value	Liquidation Value
	Shares Authorized	Issued and Outstanding
Series A	40,000	40,000	$4,000	$1,559	$5,559	$5,559
Series B	46,500	—	—	—	—	—

The rights, preferences, privileges and restrictions thereof in respect to the Series A and B redeemable preferred stock are set forth in the Company’s Amended and Restated Articles of Incorporation, and are summarized as follows:

Dividends

Holders of Series A redeemable preferred stock are entitled to receive a cumulative dividend at the annual rate of $8 per share whether or not earned or declared and shall accrue from June 23, 2000. Such dividends are payable in preference to any dividend for common stock or other equity securities of the Corporation when and if declared by the Board of Directors. The Company has not declared or paid any dividends to date.

At September 30, 2004 and 2003, $1,559 and $1,147, respectively, in dividends had accrued and were reflected in the consolidated financial statements as accretion of the Company’s Series A redeemable preferred stock.

The Series B redeemable preferred stock has no dividend rights.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of Series A and B (when issued) redeemable preferred stock are entitled to a per share distribution in preference to holders of common stock. This per share distribution is equal to the original issue price of $100 per share for each share of Series A and B, plus any unpaid dividends whether or not earned or declared. In the event funds are insufficient to make a complete distribution to the holders of Series A and B redeemable preferred stock as described above, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A and B preferred stock in proportion to their relative liquidation rights.

After the payment of the full liquidation preference of the Series A and B redeemable preferred stock, as set forth above, the remaining assets of the Company legally available for distribution if any, shall be distributed ratably to the holders of the common stock.

Whenever the distribution shall be payable in securities or property other than cash, the “fair value” of the assets or property to be distributed in such event shall be determined by the Board of Directors of the Corporation.

The Company shall redeem all of the outstanding Series A preferred stock, at the earlier of closing of an IPO, occurrence of a change in control or date which is 15 days following the occurrence of a bankruptcy event. A change in control occurs upon a merger or consolidation of the Company into another entity in which the stockholders of the Company own less than 50% of the voting stock of the surviving company or the sale, transfer or lease of substantially all assets of the Company shall be deemed a liquidation, dissolution, or winding up of the Company.

Mandatory Redemption

The Company shall redeem all Series B (when issued) preferred stock immediately upon the redemption of the Series A preferred stock at the liquidation value.

Voting Rights

The Series A and B redeemable preferred stock carries no voting rights.

Warrants

On April 30, 2001, the Company granted warrants to holders of Series A redeemable preferred stock to purchase share of Series B redeemable preferred stock as follows:

The warrant holders are entitled to acquire Series B shares equal to the amount of unpaid dividends on the Series A shares at the date of redemption, if the cumulative dividends were not paid to the Series A shareholders due to the dividend payment restrictions, at $100 per share.

The warrants will be automatically exercised without notice at the date the Series A shares are redeemed.

The warrants give the holder the right to put the Series B shares back to the issuer at a fair value of $100 per share.

7.	Issuance of Additional Shares

The Company issued 1,000,000 Class A non-voting common stock at $0.50 a share during the year ended September 30, 2003.

The Company’s Certificate of Incorporation, as amended, authorizes the Company to issue 10,000 shares of preferred stock from time to time in one or more series to be designated at a future date. No such shares have been issued as of September 30, 2004 and 2003.

The Board of Directors of the Company has the authority to fix the designation, powers, preferences and rights of the shares and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors includes the determination of whether or not the shares shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates.

8.	Common Stock

The Company’s Certificate of Incorporation, as amended on January 30, 2003, authorizes the Company to issue 4,000,000 shares of Class A non-voting convertible common stock and 4,000,000 of Class B voting common stock with a par value per share of $0.001. Each share of Class B common stock is entitled to one vote.

Each share of Class B voting common stock is convertible at any time at the option of the holders into one share of Class A non-voting convertible common stock.

Each share of Class A non-voting convertible common stock is convertible at any time at the option of the holder into one share of Class B voting common stock.

The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of preferred stock at the time outstanding.

Each share of Class A common stock automatically converts into one share of Class B common stock upon the closing of an IPO.

9.	Restricted Stock Purchase Agreements and Related Notes Receivable

On June 23, 2000, Data Circuit Holdings, Inc. issued 480,000 shares of the Company’s Class A non-voting convertible common stock to certain stockholders and 480,000 shares of the Company’s Class B voting common stock to senior executives of the Company at $0.50 per share under restricted stock purchase agreements. Under the agreements, Data Circuit Holdings, Inc. and Subsidiary has the right of first refusal as well as the right to repurchase the common stock at the original purchase price. The repurchase right expires over a five-year period, 20% at the end of the first year and 1/48th per month over the next 48 months. At September 30, 2004 and 2003, 144,000 and 336,000, respectively, shares were subject to repurchase by the Company.

A portion of the aggregate purchase price of $480 was paid in cash, and the remainder of the purchase price was in exchange for promissory notes in the amounts of $420.

The principal of these notes shall be due and payable on the earliest to occur of (i) June 23, 2005, (ii) upon the occurrence of certain events as described in the Restricted Stock Purchase Agreement between the Borrower and the Company. The unpaid principal balance of these notes bear interest due annually in arrears, on June 23 of each year at 6.62% per annum. Interest accrued and unpaid at September 30, 2004 and 2003, totaled $24 and $19, respectively. The notes receivable have been classified as a reduction of stockholders’ equity.

10.	Shares Reserved

Data Circuit Holdings, Inc. and Subsidiary has reserved the following shares of authorized but unissued common stock for future issuance or conversion:

	2004	2003
Class A nonvoting common $.001 par value	950,000	950,000
Class B voting common $.001 par value	2,450,000	2,450,000
Exercise of Warrants
Class A non-voting convertible common stock $.001 par value	188,089	113,089

The Company reserves and keeps available at all time out of its authorized but unissued shares of Class B common stock (respectively Class A common stock), solely for the purpose of issue upon conversion of the Class A common stock (respectively Class B common stock) as provided by the Article IV, Section A of the Amended and Restated Certificate of Data Circuit Holdings, Inc. and Subsidiary such number of Class B common stock (respectively Class A common stock) as are then issuable upon the conversion of all outstanding shares of Class A common stock.

11.	Warrant for Common Stock

In June 23, 2000, the Company granted a warrant to purchase 113,089 shares of Class A non-voting convertible common stock to a bank at an exercise price of $0.001 in connection with a financing. The warrants expire in June 2005.

The warrants give the bank, the right to acquire common stock and to put that stock back to the issuer for a cash payment at the greater of an EBITDA formula or fair market value after five years.

The fair value of the warrant was determined using the Black-Scholes option valuation model. The proceeds of the loan have been allocated between the fair value of the loan and warrant, resulting in an allocation of $55 to the warrant. The resulting loan discount is accreted over the period of loan (see Note 5).

In July 2004, the Company granted a warrant to purchase 75,000 shares of Class A non-voting convertible common stock to a member of the Company’s board of directors at an exercise price of $0.50 per share primarily to retain the continued service of such director. The warrant expires in July 2014.

12.	Income Taxes

The provision (benefit) for income taxes for the years ended September 30, 2004, 2003 and 2002 consists of the following:

	2004	2003	2002
Current
U.S. federal	$1,222	$169	$(304)
Other	177	(2)	(1)

	1,399	167	(305)

Deferred
U.S. federal	(106)	(67)	(431)
Other	(46)	(135)	(154)

	(152)	(202)	(585)

Net income tax provision (benefit)	$1,247	$(35)	$(890)

The principal differences between taxes on income computed at the federal statutory rate of 34% in fiscal years 2004, 2003, and 2002 and recorded income tax provision (benefit) were as follows:

	Years Ended September 30,
	2004	2003	2002
Tax computed at statutory rate	$1,218	$(46)	$(1,377)
State income taxes	87	(88)	(103)
Permanent differences	6	5	684
Other	(64)	94	(94)

	$1,247	$(35)	$(890)

Significant components of deferred tax assets and liabilities at September 30, 2004 and 2003, are as follows:

	2004	2003
Current deferred tax assets (liabilities)
Accruals and reserves	$76	$59
Allowance for doubtful accounts	52	51
Inventory capitalization	42	37
Other	48	(11)

Net current deferred tax assets	$218	$136

Noncurrent deferred tax assets (liabilities)
Amortization of non compete agreement	942	918
Net operating loss	142	52
Depreciation	(519)	(573)
Other	(86)	12

Net noncurrent deferred tax assets	$479	$409

The Company has recorded a deferred tax asset of $142 reflecting the benefit of $1,607 in state net operating loss carryforwards, which start to expire in 2012. Management believes that it is more likely than not that the loss carryforwards and all of the deferred tax assets will be realized.

13.	Commitments and Contingencies

Leases

The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through 2007. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid. Expense recognized under operating leases for the years ended to September 30, 2004, 2003 and 2002 was approximately $388, $395 and $369, respectively.

Future minimum lease payments under noncancelable operating and capital leases are as follows:

Years Ending September 30,	Capital Leases	Operating Leases
2005	$295	$381
2006	71	321
2007	—	321

Total minimum lease payments	366	1,023

Less: Amount representing interest	(56)

Present value of capital lease obligations	310
Less: Current portion	(266)

Long-term portion of capital lease obligations	$44

14.	Employee Benefit Plans

The Company has a 401(k) profit sharing plan (the “Plan”) covering substantially all employees of the Company. The Plan provides for voluntary salary reduction contributions by eligible participants in accordance with Section 401(k) of the Internal Revenue Code as well as a 20% matching contributions from the Company capped to 5% of each employees’ gross wages. Employer contributions for the year ended September 30, 2004, 2003 and 2002 amounted to $58, $45 and $44, respectively.

15.	Subsequent Event

On December 9, 2004, all of the outstanding capital stock of the Company was purchased by Merix Corporation pursuant to a Stock Purchase Agreement. The aggregate purchase price approximated $44,012, of which $42,012 was paid in cash and $2,000 was paid by a promissory note due in two equal annual installments.

MERIX CORPORATION

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Basis of presentation

The following unaudited pro forma combined financial statements and explanatory notes have been prepared to illustrate the effect of the acquisition of Data Circuit Holdings, Inc (“Holdings”) by Merix Corporation (“Merix”) pursuant to a Stock Purchase Agreement between Merix, Holdings, Data Circuit Systems, Inc. (“Systems”), a quick-turn circuit board manufacturer and wholly-owned subsidiary of Holdings, and the stockholders of Holdings (“Stockholders”). The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma combined financial statements. Under this method of accounting, the purchase consideration is allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values. Management of Merix is responsible for determining the allocation of the purchase consideration. For purposes of the unaudited pro forma combined financial statements, the fair values were based upon a preliminary valuation of tangible and identifiable intangible assets acquired, including estimated useful lives, estimated by the management of Merix with the assistance of an independent third-party. This allocation and the lives shown are preliminary and subject to change pending management’s final valuation. The unaudited pro forma adjustments are based upon available information and assumptions that Merix believes are reasonable.

The unaudited pro forma combined financial statements are derived from the historical financial statements of Merix and Holdings and have been prepared as if the acquisition of Holdings occurred on June 1, 2003 for both unaudited pro forma combined statements of operations, and as if it had been completed on November 27, 2004 for the unaudited pro forma combined balance sheet. The balance sheet included in the unaudited pro forma combined financial statements is as of November 27, 2004 for Merix and as of December 9, 2004 for Holdings. The statements of operations included in the unaudited pro forma combined financial statements are for the twelve months ended May 31, 2004 for both Merix and Holdings and for the six months ended November 27, 2004 for Merix and November 30, 2004 for Holdings. For convenience, Holdings’ balance sheet and statement of operations for the six month period are presented as ended on November 27, 2004.

The unaudited pro forma combined financial statements should be read in conjunction with the historical audited financial statements and accompanying disclosures contained in Merix’ May 31, 2004 financial statements and notes thereto included in its Annual Report on Form 10-K, and the historical unaudited financial statements as of November 27, 2004 and for the six months ended November 27, 2004 included in Merix’ Quarterly Report on Form 10-Q for the quarter ended November 27, 2004.

The unaudited pro forma combined financial statements should be read in conjunction with the historical audited consolidated financial statements of Holdings for the years ended September 30, 2004, 2003 and 2002 and notes thereto included in this report.

The unaudited pro forma combined financial statements reflect certain reclassifications made to the statements of operations and balance sheets of Holdings to conform to the presentation by Merix.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and do not reflect future events that may occur after the acquisition has been completed. As a result of the assumptions, estimates and uncertainties, the accompanying unaudited pro forma combined financial statements do not purport to describe the actual financial condition or results of operations that would have been achieved had the acquisition in fact occurred on the dates indicated, nor does it purport to predict Merix’ future financial condition or results of operations. The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies, nor do the pro forma adjustments reflect any expenses for future operating changes or one-time integration costs.

MERIX CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

NOVEMBER 27, 2004

(In thousands)

	Historical		Pro Forma Adjustments	Pro Forma Notes
	Merix	Holdings			Combined
Assets
Cash and cash equivalents	$116,202	$339	$(42,012)	(1), (5), (6)	$74,529
Accounts receivable, net	28,892	2,881	—		31,773
Inventories	10,553	707	320	(4)	11,580
Deferred tax assets	—	218	(218)	(4), (8)	—
Prepaids and other current assets	2,280	369	162	(7)	2,811

Total current assets	157,927	4,514	(41,748)		120,693
Property, plant and equipment, net	88,735	3,599	953	(4), (6)	93,287
Deferred tax assets	—	479	(479)	(4)	—
Identifiable intangible assets	—	—	11,340	(3)	11,340
Goodwill	—	6,751	18,452	(2)	25,203
Other assets	520	—	—		520

Total assets	$247,182	$15,343	$(11,482)		$251,043

Liabilities and Shareholders’ Equity
Line of credit	—	$1,200	$(1,200)	(5)	—
Accounts payable	16,265	495	—		16,760
Notes payable	—	1,400	(400)	(1), (5)	1,000
Notes payable to stockholder		420	(420)	(1)	—
Other accrued liabilities	6,942	1,252	(130)	(5)	8,064

Total current liabilities	23,207	4,767	(2,150)		25,824

Note payable			1,000	(1)	1,000
Long-term debt	25,000	7,378	(7,378)	(5)	25,000
Capital lease obligations	—	274	(274)	(6)	—
Non-current deferred tax liabilities	—	—	—	(8)	—
Other long-term liabilities	669	244	—		913

Total liabilities	48,876	12,663	(8,802)		52,737

Redeemable preferred stock	—	5,646	(5,646)	(1)	—

Shareholders’ equity
Common stock	200,436	3	(3)	(1)	200,436
Additional paid-in capital	—	263	(263)	(1)	—
Notes receivable from stockholders	—	(433)	433	(1)	—
Unearned compensation	(392)	—	—		(392)
Accumulated deficit	(1,738)	(2,799)	2,799	(1)	(1,738)

Total shareholders’ equity (deficit)	198,306	(2,966)	2,966		198,306

Total liabilities, redeemable preferred stock and shareholders’ equity	$247,182	$15,343	$(11,482)		$251,043

See the accompanying Notes to Unaudited Pro forma Combined Balance Sheet

MERIX CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF NOVEMBER 27, 2004

(In thousands)

The unaudited pro forma combined balance sheet gives effect to the following unaudited pro forma adjustments:

(1)	The adjustment reflects the amount of cash paid and promissory note issued for the outstanding capital stock of Holdings. Principal on the promissory note is due in two equal annual installments. The purchase price has been determined based upon the estimated fair value of Holdings, on or around the date of the transaction. The measurement date for the transaction has been determined to be December 9, 2004, the date the Stock Purchase Agreement was signed and announced.

The purchase price is calculated as follows:

Cash paid to Stockholders	$31,138
Cash paid to extinguish Holdings’ debt	10,108
Cash paid to satisfy capital lease obligations	400
Note payable to Stockholders	2,000
Direct acquisition costs	366

Total	$44,012

The allocation of the purchase price to the fair value of Holdings’ tangible and identifiable intangible assets acquired and liabilities assumed was estimated by the management of Merix with the assistance of an independent third-party. This allocation and the lives shown are preliminary and subject to change pending management’s final valuation. The pro forma purchase price is allocated to the fair value of Holdings’ assets and liabilities as follows:

Current assets	$4,778
Property and equipment	4,552
Identifiable intangible assets	11,340
Goodwill	25,203
Liabilities assumed	(1,861)

Total	$44,012

At the time of acquisition, previously existing notes due to and from Stockholders were settled by Holdings. Upon consolidation with Merix, redeemable preferred stock and shareholders’ deficit of Holdings are eliminated.

(2)	Goodwill was adjusted to eliminate $6,751 of existing goodwill on Holdings balance sheet and record the $25,203 excess of purchase cost over the estimated fair value of Holdings net assets acquired and liabilities assumed. None of the goodwill is considered deductible for tax purposes.

Goodwill represents the excess of the purchase price over the fair values of the net tangible and intangible assets. The acquisition of Holdings enabled Merix to enhance its presence in the market place by adding scale to its quick-turn manufacturing capacity, to diversify its end markets and to gain incremental quick-turn process capabilities which were contributing factors to the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. In accordance with Statement of Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill is not amortized, but will be tested for impairment at least annually.

(3)	Identifiable intangible assets acquired are as follows:

		Useful Lives
Customer relationships	$9,200	(6.5 years)
Non-compete agreement	1,200	(2 years)
Trade name	900	(1 year)
Manufacturing sales representatives network	40	(5.5 years)

Total	$11,340

The estimated fair value attributed to Systems’ existing customer relationships, which are all non-contractual, was determined based on a discounted forecast of the estimated net future cash flows to be generated from those customers using a discount rate of 16%. The estimated fair value of existing customer relationships will be amortized over six and one-half years as a percent of the total undiscounted cash flows generated over the life of the asset reflecting the pattern of economic benefit of this asset.

The estimated fair value attributed to the non-competition agreement, which prevents the President of Systems from competing against Merix for a period of two years, was determined based on a discounted forecast of the estimated net future cash flows associated with the expected savings resulting from having the agreement in place. The discount rate used was 18% and the estimated fair value of the non-competition agreement will be amortized on a straight-line basis over a two-year period.

The estimated fair value attributed to the trade name of Systems was determined by calculating the present value of the royalty savings related to the trade name using a royalty rate of 5% and a discount rate of 18%. The estimated fair value of the trade name will be amortized over a one-year period.

The estimated fair value attributed to the manufacturing representative network, which is a network of independent manufacturing sales representatives used to market Systems’ products, was determined based on the estimated cost of replicating the network. The estimated fair value of the manufacturing representative network will be amortized on a straight-line basis over a five and one-half year life.

(4)	Adjustment to restate reported assets and liabilities acquired at estimated fair market value.

(5)	Adjustment to reflect cash paid to Stockholders for the extinguishment of Holdings’ debt:

Interest payable	$130
Line of credit	1,200
Notes payable (current)	1,400
Long-term debt	7,378

Total	$10,108

(6)	Adjustment to reflect cash paid to satisfy capital lease obligations:

Property and equipment	$126
Capital lease obligations	274

Total	$400

(7)	Adjustment to reflect amounts due from Stockholders.

(8)	The deferred income tax assets and liabilities, net of a $59 tax asset which is fully offset by a valuation allowance, arising from the acquisition of Holdings are offset in their entirety upon consolidation by an adjustment to the valuation allowance previously recorded against Merix’ deferred tax assets. The deferred tax liabilities are primarily related to the intangible assets acquired from Holdings. The gross amount of deferred taxes are as follows:

Current deferred tax assets	$25
Non-current deferred tax liabilities, net	(4,509)

$(4,484)
Adjustment to Merix valuation allowance	4,484

Net	$—

MERIX CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MAY 31, 2004

(In thousands, except per share data)

	Historical		Pro Forma Adjustments	Pro Forma Notes	Combined
	Merix	Holdings
Net sales	$156,400	$24,998	—		$181,398
Cost of sales	136,425	15,167	2,309	(1), (3)	153,901

Gross profit	19,975	9,831	(2,309)		27,497
Operating expenses:
Engineering	6,047	—	—		6,047
Selling, general and administrative	12,773	6,752	1,249	(1), (2)	20,774

Total operating expenses	18,820	6,752	1,249		26,821
Operating income	1,155	3,079	(3,558)		676
Interest and other income (expense), net	(1,127)	(1,162)	623	(4), (5)	(1,666)

Income (loss) before taxes	28	1,917	(2,935)		(990)
Income tax expense	—	(671)	671	(6)	—

Net income (loss)	$28	$1,246	$(2,264)		$(990)

Net income (loss) per share:
Basic	$0.00				$(0.06)
Diluted	$0.00				$(0.06)
Shares used in per share calculations:
Basic	16,194				16,194
Diluted	16,830				16,194

See the accompanying Notes to Unaudited Pro forma Combined Statements of Operations

MERIX CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED NOVEMBER 27, 2004

(In thousands, except per share data)

	Historical		Pro Forma Adjustments	Pro Forma Notes	Combined
	Merix	Holdings
Net sales	$85,374	$14,543	—		$99,917
Cost of sales	75,296	8,462	1,529	(1), (3)	85,287

Gross profit	10,078	6,081	(1,529)		14,630
Operating expenses:
Engineering	3,337	—	—		3,337
Selling, general and administrative	8,027	4,267	(211)	(1), (2)	12,083

Total operating expenses	11,364	4,267	(211)		15,420
Operating income (loss)	(1,286)	1,814	(1,318)		(790)
Interest and other income (expense), net	(6)	(654)	179	(4), (5)	(481)

Income (loss) before taxes	(1,292)	1,160	(1,139)		(1,271)
Income tax expense	(1)	(406)	406	(6)	(1)

Net income (loss)	$(1,293)	$754	$(733)		$(1,272)

Net loss per share:
Basic	$(0.07)				$(0.07)
Diluted	$(0.07)				$(0.07)
Shares used in per share calculations:
Basic	19,158				19,158
Diluted	19,158				19,158

See the accompanying Notes to Unaudited Pro forma Combined Statements of Operations

MERIX CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED MAY 31, 2004

FOR THE SIX MONTHS ENDED NOVEMBER 27, 2004

(In thousands)

The unaudited pro forma combined statements of operations give effect to the following unaudited pro forma adjustments:

(1)	Reclassifications between cost of sales and selling, general and administrative expense have been made to the historical presentation of Holdings to conform with Merix’ presentation as follows:

	12 Months Ended May 31, 2004	6 Months Ended Nov 27, 2004
Cost of sales	$2,074	$1,356
Selling, general and administrative	(2,074)	(1,356)

Total	$—	$—

The unaudited pro forma combined statement of operations for the year ended May 31, 2004 does not reflect the impact on cost of sales of $320 (net of zero tax impact) resulting from an increased fair value of inventories due to the application of purchase accounting related to the acquisition of Holdings as such amount is not expected to have a continuing impact on Merix’ operations.

(2)	Identifiable intangible assets acquired are being amortized based on either undiscounted future cash flows or on a straight-line basis as discussed in Note 3 to the unaudited pro forma combined balance sheet. The adjustment to reflect amortization expense is as follows:

	12 Months Ended May 31, 2004	6 Months Ended Nov 27, 2004
Customer relationships	$1,816	$841
Non-compete agreement	600	300
Trade name	900	—
Manufacturing sales representatives network	7	4

Total	$3,323	$1,145

(3)	Adjustment to revise depreciation expense based on the fair market value of acquired fixed assets:

	12 Months Ended May 31, 2004	6 Months Ended Nov 27, 2004
Depreciation expense	$235	$173

(4)	In connection with the acquisition, Merix issued a promissory note in the amount of $2,000 to the Stockholders. Principal on the note is to be paid in two equal annual installments and the note bears an interest rate of 5% per annum. In addition, Merix paid the Stockholders $10,108 to extinguish the existing outstanding debt of Holdings at the time of the acquisition. Interest expense has been adjusted as follows:

	12 Months Ended May 31, 2004	6 Months Ended Nov 27, 2004
Elimination of interest expense on Holdings’ debt	$(1,215)	$(594)
Interest expense on new promissory note	100	50

Total	$(1,115)	$(544)

(5)	Interest income was reduced as if the cash payment for the acquisition of Holdings occurred on June 1, 2003. Interest rates of 1.17% and 1.74% were assumed for the year ended May 31, 2004 and the six months ended November 27, 2004, respectively. The adjustment to reduce interest income is as follows:

	12 Months Ended May 31, 2004	6 Months Ended Nov 27, 2004
Interest income	$492	$365

(6)	Merix has recorded a full valuation allowance against its deferred tax asset which is adjusted by periodic income tax expense or benefits. Because of Merix’ net operating loss carryforwards and a corresponding deferred tax valuation allowance, Holdings pre-tax income would not result in significant consolidated income taxes payable, nor would it result in a change to the net consolidated deferred tax asset. Consequently, the income tax provision of Holdings is eliminated upon consolidation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2005	/s/ Janie S. Brown
Janie S. Brown Sr. Vice President, Chief Financial Officer, Treasurer and Secretary